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                                                                    EXHIBIT 3.1a

                                CORRECTION TO THE
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                            OF PENSON WORLDWIDE, INC.


         PENSON WORLDWIDE, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

                                  ARTICLE ONE

         The name of the Corporation is Penson Worldwide, Inc.

                                  ARTICLE TWO

         The Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on September 14, 2000, and such Amended and Restated Certificate of Incorporation requires correction as permitted by Section 103(f) of the General Corporation Law of the State of Delaware ("DGCL").

                                 ARTICLE THREE

         The inaccuracy or defect in Paragraph A of Article IV of the Amended and Restated Certificate of Incorporation to be corrected is as follows: The reference to the par value of the common and preferred stock of Penson Worldwide, Inc. was stated incorrectly as "$0.001". The referenced par value should have been $0.01.

                                  ARTICLE FOUR

         Paragraph A of Article IV of the Amended and Restated Certificate of Incorporation in its corrected form, shall read as follows:

         "A. Authorized Shares. The aggregate number of shares that the Company shall have authority to issue is Seventy Five Million (75,000,000), (a) Sixty Five Million (65,000,000) shares of which shall be Common Stock, par value $0.01 per share, and (b) Ten Million (10,000,000) shares of which shall be Preferred Stock, par value $0.01 per share."

                              [Signature next page]
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         IN WITNESS WHEREOF, Penson Worldwide, Inc. has caused this Certificate of Correction to be signed by its President this 22nd day of September, 2000.

                                     PENSON WORLDWIDE, INC.


                                     By: /s/ DANIEL P. SON
                                         ------------------------
                                         Daniel P. Son, President


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